The registrants principal executive officer and principal financial officers have concluded, based on their evaluation of the effectiveness of the design and operation of the registrants disclosure controls and procedures as of a date within 90 days of the filing date of this report on Form N-SAR, that the design and operation of such procedures are effective to provide reasonable assurance that information required to be disclosed by the investment company in the reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized, and reported within the time periods specified in the Commissions rules and forms.
There have been no significant changes in the registrants internal controls subsequent to the date of their evaluation.



















Certifications

I, Charles E. Porter, a principal financial officer of the funds listed on Attachment A, certify that:
1. I have reviewed each report on Form N-SAR for the funds listed on Attachment A:
2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;
3. Based on my knowledge, the financial information included in each report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrants as of, and for, the periods presented in each report;
4. Each registrants other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrants and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrants, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report are being prepared;
b) evaluated the effectiveness of each registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of each report (the "Evaluation Date"); and
c) presented in each report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluations as of the Evaluation Date;
5. Each registrants other certifying officers and I have disclosed, based on our most recent evaluation, to each registrants auditors and the audit committee of each registrants board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect each registrants ability to record, process, summarize, and report financial data and have identified for each registrants auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrants internal controls; and
6. Each registrants other certifying officers and I have indicated in each report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date: May 27, 2003

/s/Charles E. Porter
Charles E. Porter
Principal Financial Officer



Certifications

I, Karnig H. Durgarian, a principal executive officer of the funds listed on Attachment A, certify that:
1. I have reviewed each report on Form N-SAR for the funds
listed on Attachment A:
2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;
3. Based on my knowledge, the financial information included in each report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrants as of, and for, the periods presented in each report;
4. Each registrants other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrants and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrants, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report are being prepared;
b) evaluated the effectiveness of each registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of each report (the "Evaluation Date"); and
c) presented in each report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluations as of the Evaluation Date;
5. Each registrants other certifying officers and I have disclosed, based on our most recent evaluation, to each registrants auditors and the audit committee of each registrants board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect each registrants ability to record, process, summarize, and report financial data and have identified for each registrants auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrants internal controls; and
6. Each registrants other certifying officers and I have indicated in each report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date:  May 27, 2003
/s/Karnig H. Durgarian
Karnig H. Durgarian
Principal Executive Officer





Certifications

I, Steven D. Krichmar, a principal financial officer of the funds listed on Attachment A, certify that:
1. I have reviewed each report on Form N-SAR for the funds
listed on Attachment A:
2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;
3. Based on my knowledge, the financial information included in each report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrants as of, and for, the periods presented in each report;
4. Each registrants other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrants and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrants, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report are being prepared;
b) evaluated the effectiveness of each registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of each report (the "Evaluation Date"); and
c) presented in each report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluations as of the Evaluation Date;
5. Each registrants other certifying officers and I have disclosed, based on our most recent evaluation, to each registrants auditors and the audit committee of each registrants board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect each registrants ability to record, process, summarize, and report financial data and have identified for each registrants auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrants internal controls; and
6. Each registrants other certifying officers and I have indicated in each report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date:  May 27, 2003
/s/Steven D. Krichmar
Steven D. Krichmar
Principal Financial Officer









Attachment A
March 31, 2003



010	Putnam Money Market Fund
539	Putnam International New Opportunities Fund
051	Putnam Municipal Income Fund
064	Putnam California Tax Exempt Money Market Fund
054	Putnam High Yield Municipal Trust
074	Putnam Master Intermediate Income Trust
032	Putnam US Government Income Trust
062	Putnam Tax Exempt Money Market Fund
011	Putnam Tax Exempt Income Fund
033	Putnam American Government Income Fund
027	Putnam California Tax Exempt Income Fund
075	Putnam Diversified Income Trust
250	Putnam Asset Allocation Fund: Growth Portfolio
259	Putnam Asset Allocation Fund: Balanced Portfolio
264	Putnam Asset Allocation Fund: Conservative Portfolio

010 Putnam Money Market Fund
3/31/03 Semi-annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	28,242
Class B	3,260
Class C	169

72DD2	(000s omitted)

Class M	434
Class R	0
Class T 117

73A1

Class A	0.005225
Class B	0.002740
Class C	0.002740

73A2
Class M 0.004479
Class R	0.000690
Class T	0.003970

74U1	(000s omitted)

Class A	5,423,859
Class B	1,144,250
Class C	50,323

74U2	(000s omitted)

Class M	87,616
Class R	1
Class T	57,100

74V1

Class A	1.0000
Class B	1.0000
Class C	1.0000

74V2

Class M	1.0000
Class R	1.0000
Class T	1.0000